UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)

September 30, 2008

SECURUS TECHNOLOGIES, INC.

(Exact name of Registrant as specified in charter)

Delaware	333-124962	20-0673095
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

14651 Dallas Parkway, Suite 600

Dallas, Texas 75254-8815

(Address of principal executive offices)

(972) 277-0300

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As previously reported in our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 6, 2008 (the “Original Form 8-K”), on September 30, 2008, Securus Technologies, Inc. (the “Company”) and certain of its subsidiaries entered into a senior credit agreement with Wells Fargo Foothill, LLC and the other lenders party thereto (the “Credit Agreement”) to refinance its existing working capital facility.

This Current Report on Form 8-K/A is filed as an amendment (“Amendment No. 1”) to the Original Form 8-K for the sole purpose of filing the defined terms used in the Credit Agreement and certain financial reporting obligations of the Company set forth on Schedules 1.1 and 5.1, respectively. This Amendment No. 1 does not amend or modify any other information set forth in the Original Form 8-K.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibits

10.1.1*

Schedule 1.1 to the Credit Agreement, dated September 30, 2008, among Securus Technologies, Inc., as Parent and as a Borrower, certain subsidiaries of Parent party thereto, as borrowers, the lenders from time to time parties thereto, and Wells Fargo Foothill, LLC, as the Arranger, Administrative Agent and lender.

10.1.2*

Schedule 5.1 to the Credit Agreement, dated September 30, 2008, among Securus Technologies, Inc., as Parent and as a Borrower, certain subsidiaries of Parent party thereto, as borrowers, the lenders from time to time parties thereto, and Wells Fargo Foothill, LLC, as the Arranger, Administrative Agent and lender.

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SECURUS TECHNOLOGIES, INC. (Registrant)
DATE: October 14, 2008	/s/ RICHARD A. SMITH
Richard A. Smith,
President, Chief Executive Officer and Director

DATE: October 14, 2008	/s/ WILLIAM D. MARKERT
William D. Markert,
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1.1*

Schedule 1.1 to the Credit Agreement, dated September 30, 2008, among Securus Technologies, Inc., as Parent and as a Borrower, certain subsidiaries of Parent party thereto, as borrowers, the lenders from time to time parties thereto, and Wells Fargo Foothill, LLC, as the Arranger, Administrative Agent and lender.

10.1.2*

Schedule 5.1 to the Credit Agreement, dated September 30, 2008, among Securus Technologies, Inc., as Parent and as a Borrower, certain subsidiaries of Parent party thereto, as borrowers, the lenders from time to time parties thereto, and Wells Fargo Foothill, LLC, as the Arranger, Administrative Agent and lender.

*Filed herewith